UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024 (February 9, 2024)

Core & Main, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement Amendment

On February 9, 2024, Core & Main LP, a wholly owned subsidiary of Core & Main, Inc. (“Core & Main”), entered into a Third Amendment (the “Third Amendment”) to its existing Term Loan Credit Agreement, dated as of August 1, 2017, as amended by the Lender Joinder Agreement, dated as of July 8, 2019, the First Amendment to Term Loan Credit Agreement, dated as of July 27, 2021, and the Second Amendment to Term Loan Credit Agreement, dated as of February 26, 2023 (as amended, the “Term Loan Credit Agreement”), by and among Core & Main, the subsidiary borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, in order to, among other things, (i) enter into a new $750 million incremental seven-year term loan facility (the “New Term Loan Facility”) and (ii) amend the Term Loan Credit Agreement to the extent necessary or appropriate to reflect the incurrence of the New Term Loan Facility and corresponding obligations.

The New Term Loan Facility bears annual interest at a floating rate measured by reference to, at Core & Main’s option, either (i) a secured overnight financing rate, or “SOFR” (subject to a floor of 0.00%) plus an applicable margin of 2.25% per annum, or (ii) an alternate base rate plus an applicable margin of 1.25% per annum. The New Term Loan Facility amortizes in nominal quarterly installments equal to 0.25% of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the New Term Loan Facility on February 9, 2031. Proceeds of the New Term Loan Facility were used or may be used in the future to, among other things, (a) repay total outstanding borrowings under the ABL Facility, (b) invest in organic growth and productivity initiatives, M&A, share repurchases or other initiatives aligned with Core & Main’s capital allocation strategy and (c) pay related fees, premiums and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ABL Credit Agreement Amendment

On February 9, 2024, Core & Main entered into Amendment No. 5 (“Amendment No. 5”) to its existing ABL Credit Agreement, dated as of August 1, 2017, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of July 8, 2019, Amendment No. 2 to the ABL Credit Agreement, dated as of May 4, 2020, Amendment No. 3 to the ABL Credit Agreement, dated as of July 27, 2021, and Amendment No. 4, dated as of July 29, 2022 (as amended, the “ABL Credit Agreement”), by and among Core & Main, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, in order to, among other things, (i) extend the maturity of the asset-based revolving credit facility (the “ABL Facility”) from July 27, 2026 to February 9, 2029, and (ii) amend the ABL Credit Agreement to the extent necessary or appropriate to reflect the extension of the amended maturity of the ABL Facility. Core & Main and, at its option, certain of its subsidiaries are the borrowers under the ABL Facility. As of February 9, 2024, there were no subsidiary borrowers under the ABL Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Core & Main’s direct financial obligations under the Third Amendment and Amendment No. 5 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to the Term Loan Credit Agreement, dated as of February 9, 2024, by and among Core & Main LP, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.2	Amendment No. 5 to the ABL Credit Agreement, dated as of February 9, 2024, by and among Core & Main LP, the several banks and other financial institutions party thereto and Citibank, N.A., as administrative agent and collateral agent.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2024	CORE & MAIN, INC.

	By:	/s/ Mark G. Whittenburg
Name: Mark G. Whittenburg
Title: General Counsel and Secretary

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